                                                                   EXHIBIT 10.22

[CB COMMERCIAL LOGO]    OFFICE BUILDING LEASE

                        CB COMMERCIAL REAL ESTATE GROUP, INC.
                        BROKERAGE AND MANAGEMENT
                        LICENSED REAL ESTATE BROKER



                               TABLE OF CONTENTS

                                                                            PAGE

Article 1     LEASE OF PREMISES............................................   1
Article 2     DEFINITIONS..................................................   1
Article 3     EXHIBITS AND ADDENDA.........................................   2
Article 4     DELIVERY OF POSSESSION.......................................   2
Article 5     RENT.........................................................   2
Article 6     INTEREST AND LATE CHARGES....................................   4
Article 7     SECURITY DEPOSIT.............................................   4
Article 8     TENANT'S USE OF THE PREMISES.................................   4
Article 9     SERVICES AND UTILITIES.......................................   5
Article 10    CONDITION OF THE PREMISES....................................   5
Article 11    CONSTRUCTION, REPAIRS AND MAINTENANCE........................   5
Article 12    ALTERATIONS AND ADDITIONS....................................   6
Article 13    LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY....................   6
Article 14    RULES AND REGULATIONS........................................   7
Article 15    CERTAIN RIGHTS RESERVED BY LANDLORD..........................   7
Article 16    ASSIGNMENT AND SUBLETTING....................................   7
Article 17    HOLDING OVER.................................................   8
Article 18    SURRENDER OF PREMISES........................................   8
Article 19    DESTRUCTION OR DAMAGE........................................   8
Article 20    EMINENT DOMAIN...............................................   8
Article 21    INDEMNIFICATION..............................................   9
Article 22    TENANT'S INSURANCE...........................................   9
Article 23    WAIVER OF SUBROGATION........................................  10
Article 24    SUBORDINATION AND ATTORNMENT.................................  10
Article 25    TENANT ESTOPPEL CERTIFICATES.................................  10
Article 26    TRANSFER OF LANDLORD'S INTEREST..............................  10
Article 27    DEFAULT......................................................  10
Article 28    BROKERAGE FEES...............................................  11
Article 29    NOTICES......................................................  11
Article 30    GOVERNMENT ENERGY OR UTILITY CONTROLS........................  11
Article 31    RELOCATION OF PREMISES.......................................  11
Article 32    QUIET ENJOYMENT..............................................  12
Article 33    OBSERVANCE OF LAW............................................  12
Article 34    FORCE MAJEURE................................................  12
Article 35    CURING TENANT'S DEFAULTS.....................................  12
Article 36    SIGN CONTROL.................................................  12
Article 37    MISCELLANEOUS................................................  12

[LOGO OF CB COMMERCIAL]      OFFICE BUILDING LEASE


This Lease between  CROSSTOWN BUILDING PARTNERS
                  -------------------------------------------------------------,
a   CALIFORNIA LIMITED PARTNERSHIP
 ------------------------------------------------------------------------------,

("Landlord"), and  THE MONEY STORE, INC.
                 --------------------------------------------------------------,
a               NEW JERSEY CORPORATION                          , ("Tenant"), is
 ---------------------------------------------------------------
dated     as of March 15                                                 , 1995.
     --------------------------------------------------------------------    --

1.  LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A," and further described at Section 21. The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in connection with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

2.  DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

a.  Base Rent (initial): $  (SEE ADDENDUM)                             per year.
                          ---------------------------------------------
b.  Base Year: The calendar year of     1995
                                   --------------------------------------------,
c.  Broker(s)
         Landlord's:    None                                                   .
                    -----------------------------------------------------------

         Tenant's:      None                                                   .
                    -----------------------------------------------------------

In the event that CB Commercial Real Estate Group, Inc. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

d.  Commencement Date:     April 1, 1995
                      --------------------------------------------------------.

e. Common Areas: the building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f.  Expense Stop: (fill in if applicable):   $  None
                                          ------------------------------------.
g.  Expiration Date:     March 31, 1998                       , unless otherwise
                    ------------------------------------------
    sooner terminated in accordance with the provisions of this Lease.

h.  Index (Section 5.2): United States Department of Labor, Bureau of Labor
    Statistics Consumer Price Index for All Urban Consumers,     N/A    Average,
                                                            ------------
    Subgroup "All Items" (1967 = 100).

i.  Landlord's Mailing Address:  2222 Francisco Drive, Suite 430, El Dorado
                               ------------------------------------------------
     Hills, CA  95762
    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------.
    Tenant's Mailing Address:   To be supplied to Landlord
                             --------------------------------------------------

    ---------------------------------------------------------------------------.

j.  Monthly installments of Base Rent (initial): $   (SEE ADDENDUM)   per month.
                                                  --------------------

k. Parking: Tenant shall be permitted, upon payment of the then prevailing monthly rate (as set by Landlord from time to time) to park eleven (11)
                                                               ----------------
    cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator. Landlord reserves the right to separately charge Tenant's guests and visitors for parking.

l.  Premises: that portion of the Building containing approximately    6,308
                                                                   ------------
    square feet of Rentable Area, shown by diagonal lines on Exhibit "A,"
    located on the   Fourth (4th)            floor of the Building and known as
                  ---------------------------
    Suite    400       .
         --------------

m. Project: the building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") located at 1401 21st Street, Sacramento, CA 95814
              -----------------------------------------------------------------
                                  and further described at Exhibit "B." The
    ------------------------------
    Project is known as     The Crosstown Building
                       --------------------------------------------------------.

n. Rentable Area: as to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

                                      (1)

o.   Security Deposit (Section 7): $   N/A
                                   --------------------------------------------

p.   State: the State of California
                         ------------------------------------------------------

q.   Tenant's First Adjustment Date (Section 5.2): the first day of the calendar
     month following the Commencement Date plus  N/A      months.
                                                ---------

r. Tenant's Proportionate Share: 25.75 %. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one building(s)
                                                         ---
     containing a total Rentable Area of approx. 24,500 square feet.
                                         --------------

s.   Tenant's Use Clause (Article 8): standard office use, including computer
                                      ------------------------------------------
     programming
     ---------------------------------------------------------------------------

t. Term: the period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3.   EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a. Exhibit "A"-Legal description of Owner's Property.
b.
c.
d. Exhibit "D"-Rules and Regulations.
e.
f. Addenda:

   The Addendum attached hereto is made a part of this lease by this reference
   -----------------------------------------------------------------------------
   as though set forth herein in full.
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

4. DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. "Delivery of possession" shall be deemed to occur on the date Landlord completes Landlord's Work as defined in Exhibit "C." If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

5. RENT.

5.1 Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

5.2  Adjusted Base Rent.
     a. The Base Rent (and the corresponding Monthly Installments of Base Rent) set forth at Section 2a shall be adjusted annually (the "Adjustment Date"), commencing on Tenant's First Adjustment Date. Adjustments, if any, shall be based upon increases (if any) in the Index. The Index in publication three
     (3) months before the Commencement Date shall be the "Base Index." The index in publication three (3) months before each Adjustment Date shall be the "Comparison Index." As of each Adjustment Date, the Base Rent payable during the ensuing twelve-month period shall be determined by increasing the initial Base Rent by a percentage equal to the percentage increase, if any, in the Comparison Index over the Base Index. If the Comparison Index for any Adjustment Date is equal to or less than the Comparison Index for the preceding Adjustment Date (or the Base Index, in the case of First Adjustment Date), the Base Rent for the ensuing twelve-month period shall remain the amount of Base Rent payable during the preceding twelve-month period. When the Base Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The Base Rent as so adjusted from time to time shall be the "Base Rent" for all purposes under this Lease.

     b. If at any Adjustment Date the Index no longer exists in the form described in this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the "Index" hereunder.

5.3  Project Operating Costs.
     a. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

     b. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.3b.

                                     (2)

(1) The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b.)

     (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or change based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use per ?????? or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy on the Premises or other premises within the Building or Project, then any such taxes, assessment levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed valuation of the taxes on, the Project are not based on a completed Project having at least eighty-five percent (85%) of the Rentable Area occupied, then the "taxes" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least eighty-five percent (85%) occupied.

     (b) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of
     (1) utilities; (2) supplies; (3) insurance (including public liability property damage, earthquake and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord of its tenders for the Project; (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operations, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformity available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation and amount equal to the fair market value of any on-site manager's office); (8) rental; expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority: (10) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes or (ii) made by Landlord to reduce Project Operating Costs; and (ii) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project. If at any time during the Term, less than eighty-five percent (85%) of the Rentable Area of the Project is occupied, the "operating costs" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the operating costs which would have been incurred if the Project had been incurred if the Project had been at least eighty-five percent (85%) occupied.

(2) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

     (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"). Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

     (b) To provide for current payments of Excess Expenses, Tenant shall at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make and adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

     (c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as if practical). Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuring monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date.

     (d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

     (e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord 's accounting records at Landlord's accounting office and if after such inspection Tenant still disputes the amount of additional rent owned, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than five percent (5).

                                      (3)

     (f) If this Lease sets forth an Expense Stop at Section 21, then during the Term Tenant shall be Cable for Tenant's Proportionate Share of any actual Project Operating Costs which exceed the amount of the Expense Stop. Tenant shall make current payments of such excess costs during the Term in the same manner as is provided for payment of Excess Expenses under the applicable provisions of Section 5.3b(2)(b) and (c) above.

5.4 Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

5.5 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.6 Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest of an estate in the Premises. If it becomes unlawful for the Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6.  INTEREST AND LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant not prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7. SECURITY DEPOSIT.

Tenant agrees to deposit with Landlord the Security Deposit set forth at Section
2.0 upon execution of this Lease, as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within fifteen (15) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver this Deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

8. TENANT'S USE OF THE PREMISES.

Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. To the extent Landlord would not otherwise owe such duty or have a duty imposed upon it, Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the conclusive admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive deformation of the fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall

                                      (1)
promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9. SERVICES AND UTILITIES.

Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal desk top office equipment and normal copying equipment and heating, ventilation and air conditioning ("HVAC") as required in Landlord's judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefor on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Except with respect to the negligence or willful acts of Landlord, its agents or employees, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, except with respect to the negligence or willful acts of Landlord, its agent or employees or
(iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Except with respect to the negligence or willful acts of Landlord, its agents or employees, Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, which consent shall not be unreasonably withheld use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may not unreasonably refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord and Tenant at Tenant's expense.

Nothing contained in this Article shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any reasonable additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost. If the necessity of such meter installation was solely caused by Tenants non-typical use of the utilities.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10. CONDITION OF THE PREMISES.

Except for latent defects, Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE.

    a. Landlord's Obligations. Landlord shall perform Landlord's Work to the Premises as described in Exhibit "C". Landlord shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

    b. Tenant's Obligations.

       (1) Tenant shall perform Tenant's Work to the Premises as described in Exhibit "C".

       (2) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures. Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

       (3) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

                                      (5)

          (4) If Tenant fails to maintain the Promises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or intolerance with the use of the Premises by Tenant as a result of performing any such work.

     c. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances and rules of any public authority relating to their respective maintenance obligations as set forth herein.

     d. Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

     e. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designated to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building Tenants.

     f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building of the Premises Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

     g. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

     h. Upon the expiration or earlier termination of the Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises including any structural damage, resulting from the Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant's expense.

12.  ALTERATIONS AND ADDITIONS.

     a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring of the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by property qualified and licensed personnel approved by Landlord and such work shall be diligently prosecuted to completion.

     b. Tenant shall pay the costs of any work done on the Premises pursuant to Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant; shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

     Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed. Tenant shall give Landlord notice of the intended commencement date a sufficient time before the date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

     c. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions alterations or improvements to be made in or to the Premises to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under
     Section 12b to keep the Premises, Building and Project free of all liens.

     d. Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term, provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed subject to the provisions of Section 13b.

13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

     a. All fixtures, equipment, improvements and appurienances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

                                      (6)

     b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14.  RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Except that Landlord shall make reasonable efforts to force other Tenants to abide by all rules and regulations and to mitigate the effects on Tenant of all other Tenants non-compliance with said rules and regulations. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15.  CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive aviction from the Premises, or (c) disturbing Tenant's use or possession of the Premises.

     a. To name the Building and Project and to change the name or street address of the Building or Project;

     b. To install and maintain all signs on the exterior and interior of the Building and Project;

     c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and sales;

     d. At any time during the Term, and on reasonable prior notice to Tenant to inspect the Premises and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

     e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16.  ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

     a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

     b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises. Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request, Landlord shall have the option exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to Sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions.

          (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld.

          (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

          (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

          (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

          (5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises Subleased).

     c. Notwithstanding the provisions of paragraphs a and b above. Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

     d. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or after the primary liability of Tenant to pay the Rent and to perform all other obligation to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment of a subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof. Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

     e. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100ths Dollars ($150.00) plus any attorneys' fees reasonably incurred by Landlord in connection with such act or request.

17. HOLDING OVER.

If alter expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied). Tenant shall become a tenant form month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred twenty-five percent (125%) of the Monthly installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month, if either party desires to termination such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

18.  SURRENDER OF PREMISES.

     a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

     b. If Tenant abandons or surrender the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19.  DESTRUCTION OR DAMAGE.

     a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements of other casualty. Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within (90) ninety days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and affect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licenses or invitees, the Base Rent and additional rent including all project operating costs shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

     b. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord or Tenant may elect, upon notice to the other given within thirty (30) days after the date of such fire or other casualty to terminate this Lease as of the date of such fire or casualty or agree to have the Landlord repair, such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord or Tenant may elect upon notice to the other given within thirty (30) days after the date of such fire or other casualty to terminate this Lease as of the date of such fire or casualty or agree to have the Landlord repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Except in the event of willful acts or negligence of Landlord, its employees or agent Tenant shall be responsible at its sole cost and expense for the repair restoration and replacement of any other Tenant provided Leasehold improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire of other casualty.

     e. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Property by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

20.  EMINENT DOMAIN.

     a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quari public purposes, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date, if less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking it twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Lease, the Lease shall terminate on the thirtieth (30) days after either such notice. The Rent shall be prorated to the date of termination. If the Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

                                      (8)

     b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

     c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

21.  INDEMNIFICATION.

     a. Except negligence or willful acts of landlord or that of its agents or employees, Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in or on the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Except as provided above, Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding.


     b. Except in the event of negligence or willful acts of Landlord, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22.  TENANT'S INSURANCE.

     a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a gross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty
     (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancellable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord. Landlord's mortgagee and Tenant as required by this Lease.

     b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure pay for and maintain in effect policies of casually insurance covering (i) all Leasehold improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

     c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

     d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article, in the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

23.  WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24.  SUBORDINATION AND ATTORNMENT.

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord. Tenant shall, in writing subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25.  TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying
(a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be retied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

26.  TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord. Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27.  DEFAULT.

27.1. TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

     a. If Tenant abandons or vacates the Premises without continuing to pay rent or

     b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

     c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days or Tenant has not commenced to remedy any failure that reasonably would take longer than thirty days to remedy after written notice thereof from Landlord to Tenant; or

     d. If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

     e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

     f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five
     (45) days thereafter, of if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

     g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

     h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner or the partnership or other persons or entity is involved in any of the acts or events described in subparagraphs d through g above.

27.2. REMEDIES. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

     a. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

     b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

     c. Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

                                     (10)

If Landlord reenters the Premises under the provisions of subparagraphs b or c above. Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease, in the event of any reentry or retaking of possession by Landlord. Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such relettting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second to the payment of any costs of such reletting: third, to the payment of the cost of any alterations or repairs to the Premises: fourth to the payment of Rent due and unpaid hereunder; and the balance, if any shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due. Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alternations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

     1. Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

     2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

     3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

     4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) relaxing possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises including broker's commissions.

"The worth at the time of the award" as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3 Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgement against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgement. If, after notice to Landlord of default, Landlord (or any first mortagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense.

28.  BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in
Section 2.c. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

29.  NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address, with copy to: The Money Store, 3301 "C" Street, Suite 100-B, Sacramento, CA 95816
ATTN: National Leasing Manager provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises with copy to: The Money Store, 3301 "C" Street, Suite 100-B, Sacramento, CA 95816 ATTN: National Leasing Manager Landlord and Tenant may from time to time by notice to the other designate another place for receipt or future notices.

30.  GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of a mutually agreed upon third party shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31.  RELOCATION OF PREMISES

                                     (11)

32.  QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33.  OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated to the extent Landlord would not otherwise owe such duty or have a duty imposed upon it. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the conclusive admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34.  FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casually, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35.  CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all reasonable costs of such performance promptly upon receipt of a bill therefor.

36.  SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37.  MISCELLANEOUS.

a. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than an account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Addands. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

d. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e. Changes Requested by Lender. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such charge or amendment is requested.

f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State.

                                     (12)

h. Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord or Tenant notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k. Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m. Mortgage Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default: provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

n. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short term" memorandum of this Lease for recording purposes.

p. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r.   Time of the Essence. Time is of the essence of this Lease.

s. Waiver. No delay or omission in the exercise of any right or remedy of Landlord or Tenant upon default by the other shall impair such right or remedy or be construed as a waiver of such default.

t. Compliance. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, properly or the subject matter of this Agreement, including but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

The parties hereto have executed this Lease as of the dates set forth below.

Date: 5/18/95                                     Date: ________________________
      ----------------------------------------

Landlord: Crosstown Building Partners             Tenant: The Money Store, Inc.
          By: Delta-Sierra Development, G.R.              ----------------------
          ------------------------------------

By: /s/ Gary R. Bricker                           By: /s/ John Reeves
    ------------------------------------------        --------------------------
    Gary R. Bricker                                   John Reeves

Title:   President                                Title: Sr. Vice President
       ---------------------------------------           -----------------------

By: __________________________________________    By: __________________________

Title: _______________________________________    Title: _______________________

--------------------------------------------------------------------------------
CONSULT YOUR ADVISORS -- This document has been prepared for approval by your attorney. No representation or recommendation is made by CB Commercial as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.
--------------------------------------------------------------------------------

                                     (13)

PAGE>

                               ADDENDUM TO LEASE

THIS ADDENDUM ("Addendum") is made to that certain lease (the "Lease") dated as of March 15, 1995, by and between The Money Store Inc., a New Jersey Corporation, as Tenant, and Crosstown Building Partners, a California limited partnership, as Landlord. This Addendum shall be deemed a part of the Lease as though set forth in full therein.

     1.   Adjusted Rents.  The Fixed Minimum Monthly Rent, as adjusted during
          --------------
the initial term, shall be as follows:


          Months           Base Monthly Rent
          ------           -----------------

          1-12                 $7,569.60
          13-24                $7,885.00
          25-36                $8,200.00


     2.   Signs.  Tenant shall not be permitted to install any sign on the
          -----
exterior of the Building. Tenant may place a sign identifying Tenant as an occupant of the building in the "billboard tenant identification sign" located in the first floor lobby of the Building, and another identification sign outside of the Premises, provided any such sign(s) are consistent with the signage theme adopted for the Building by Landlord. No other signs may be displayed without Landlord's prior written permission. At the termination of this Lease for any reason whatsoever, Tenant shall remove all signs installed pursuant to this Lease, and repair, replace and/or repaint the areas effected by said signs in order to restore said area(s) to the condition existing prior to said sign(s) installation, all at Tenant's sole expense.

     3.   Tenant Improvements.  Tenant leases and Landlord lets the Premises "as
          -------------------
is". Tenant shall not demolish any existing tenant improvements or make any additional tenant improvements without Landlord's expressed written consent, which consent may not be unreasonably withheld. Landlord makes no representation or warranty with regard to the existing improvements or to any improvements made or to be made by Tenant. Unless otherwise determined by Landlord, any permitted item of improvement made by Tenant shall be deemed part of the Premises and shall be owned by Landlord. Tenant hereby indemnifies Landlord from and against any liens, claims of lien or other causes of action brought as a result of performing any tenant improvements to the Premises.

     4.   Option to Extend.  Tenant is given the option to extend the term of
          ----------------
the Lease on all the terms and conditions contained herein, except the minimum monthly rent, for one (1) three (3) year period (the "Extended Term") following the expiration of the initial term, by giving notice of exercise of the option ("Option Notice") to Landlord at least five (5) months but not more than nine
(9) months before the expiration of the initial term. Provided that, if Tenant is in default on the date of giving the Option Notice, at Landlord's election, the Option Notice shall be ineffective, or if Tenant is in default on the date the Extended Term is to commence, at Landlord's election, the Extended Term shall not commence, and this Lease shall expire at the end of initial term. The parties shall have sixty (60) days after Landlord receives the Option Notice in which to agree on the applicable rental for the Extended Term. If the parties agree to the applicable rental within said 60 days, they shall immediately execute an amendment to this Lease stating the applicable rental for the Extended Term.

If the parties are unable to agree on the applicable rental for the Extended Term within said 60 days, then within ten (10) days thereafter, each party, at its cost, and by giving notice to the other party, shall appoint a real estate appraiser who is a member in good standing of the American Institute of Real Estate Appraisers ("MAI") with at least five (5) years full time commercial appraisal experience in the Sacramento County area, to render an opinion as to the market rental to apply during the Extended Term. If a party fails to appoint an appraiser within 10 days after the other party has given notice of the name of its appraiser, the single appraiser so appointed shall be the sole appraiser and shall set the applicable rental for the Extended Term. If two appraisers are appointed as provided above, they shall meet promptly and attempt to set the applicable rental for the Extended Term.

If the appraisers are unable to agree to the applicable rental within thirty
(30) days, they shall, within ten (10) days thereafter, submit their respective opinions as to what the applicable rental should be to Landlord. In such event the rent schedule last proposed in writing by Landlord in its previous negotiations with Tenant shall be added together with each appraiser's rental schedule, and the total divided by three (3). If the only practical means of accomplishing the foregoing is to calculate the beginning rent in each case and divide it by 3, the quotient so determined shall be the beginning rental, which shall be subject to annual increases using the Consumer Price Index defined in
Section 2 (h) of the Lease, published as the U.S. City Average. In no event shall the rental for the Extended Term be a flat rate rental for the entire Extended Term.

If the Tenant objects to the rental schedule so determined, Tenant shall have the right to elect to have the Lease expire at the end of the initial term, provided Tenant pays for all the costs incurred in connection with the appraisal procedure used to set the rental schedule for the Option Term, including attorney's fees, if any. Tenant's election to allow the Lease to expire must be exercised, if at all, within ten (10) days after receipt of notice from Landlord or the appraisers, as the case may be, of the rental schedule for the Extended Term as determined pursuant to this Paragraph 14.

     5.   Limited Right to Early Termination.   Subject to the terms set forth
          ----------------------------------
in this Paragraph, Tenant shall have the right to terminate this Lease after the twelfth (12th) month of the Lease term upon giving Landlord at least sixty (60) days prior written notice, provided: a) in the event Tenant is in default on the date of giving notice of early termination, such default must be cured prior to the early termination date; and b) Tenant must be terminating this Lease in order for the operations then occupying the Premises to consolidate with Tenant's various other Sacramento operations (including affiliates and subsidiary companies) into new headquarters. In the event any such default is not cured or such consolidation is not immenent, the early termination shall be ineffective and the full term of this Lease shall apply. The phrase "consolidate Tenant's various other Sacramento operations" shall mean that not less than ninety percent (90%) of the operations of Tenant and its affiliates and subsidiaries, including The Money Store Investment Corporation and Educaid, which are then operating in the Sacramento metropolitan Statistical Area, are at that time consolidating into one building, or a single office complex of more than one building.

     6.   Confidentiality Clause.  Tenant acknowledges and agrees that the terms
          ----------------------
of this Lease are special, valuable and unique to this transaction, and hereby covenants and agrees during the period prior to execution of this Lease and during the term thereof, to not reveal or make available the Lease or its content, terms or provisions to any individual or entity without the prior written consent of Landlord. This Paragraph shall not apply to any auditor, accountant or consultant to Tenant, when such party requires review of this Lease as a part of its services to Tenant or a third party dealing with Tenant.

     7.   Safety/Indemnity.  Tenant shall operate its business and use the
          ----------------
Premises in accordance with all applicable laws and ordinances, and in as safe and hazard free manner as possible. Except with respect to any negligence or wilful acts of Landlord, its agents or employees, Tenant hereby indemnifies and holds Landlord free and harmless against any and all losses, costs (including attorneys' fees), damages, liability, personal or property damage, and shall defend Landlord against any claims or causes of action brought against Landlord as a result of Tenant's operation, possession or use of the Premises.

     8.   Interpretation.   Any provision contained in the body of the Lease
          --------------
which is inconsistent with any provision of this Addendum shall be superseded by the provision contained in this Addendum. This Lease shall be governed by the laws of the State of California.

     9.   Rentable Area.  The parties acknowledge and agree that the Rentable
          -------------
Area of the Premises may change from time to time during the term as Landlord may need to change the configuration of leasable space within the Building as other tenant's leases commence or terminate, and therefore Tenant's Proportionate Share, as defined in Section 2 (r) of the Lease, may vary from time to time accordingly.

     10.    Parking.   Notwithstanding anything to the contrary contained in the
            -------
Lease, the parking stalls which Tenant will be allowed to use will be assigned to Tenant, and parking in any parking stalls other than those assigned to Tenant is strictly prohibited. Tenant acknowledges that tenant parking for the Building is subject to non-discriminatory rules and regulations which may be adopted by Landlord from time to time, that Landlord reserves the right to charge a monthly or other fee to Tenant for the parking stalls assigned to Tenant, so long as Tenant is not the only tenant within the Building to be so charged. Tenant further acknowledges that Landlord does not guaranty that all or any portion of the parking stalls assigned to Tenant will be located in the parking lot immediately adjacent to the Building.
/
/
/
/
/
/
/

IN WITNESS WHEREOF, the parties have executed this Amendment in Sacramento, California.

TENANT:

THE MONEY STORE INC., a New Jersey corporation

By: /s/ John Reeves, Sr.
   ------------------------------------
      John Reeves, Sr. Vice President

LANDLORD:

CROSSTOWN BUILDING PARTNERS, a California limited partnership
      By Delta-Sierra Development, Inc. a California corporation, its general partner

           By: /s/ Gary R. Bricker
              -------------------------------
                 Gary R. Bricker, President

                               ADDITIONAL TERMS

     This and the following paragraphs are added to the lease. In the event of any inconsistencies between the provisions of this Addendum and the provisions of the Lease, this Addendum shall govern.

11. Notwithstanding anything to the contrary in this Lease, Landlord agrees that all of its duties, rights and obligations under this Lease shall be exercised in a reasonable manner and in good faith with respect to the Tenant.

12. Notwithstanding anything to the contrary in this Lease, Tenant shall have the first right of refusal on any adjacent space. In the event a first right of refusal has been granted to any other Tenant, Tenant shall have a second right of refusal.

13.  Americans with Disabilities Act:  Landlord recognizes and agrees that
     --------------------------------
Tenant shall not be liable for any damages or claims, or for any changes to in, or about the building, which may be required by The Americans with Disabilities Act. Landlord agrees to indemnify and hold harmless, and to defend, Tenant against all liability, cost and expenses Tenant may incur as a result of any claim, damages, or action, including without limitation any lawsuit or administrative proceedings, asserted against Tenant as a result of The Americans with Disabilities Act.

14.  Monetary Default:  Notwithstanding anything in this Lease to the contrary
     -----------------
Landlord shall give Tenant written notice of any ("Monetary Default") under this Lease and Tenant shall have ten (10) days from receiving such notice, to satisfy any ("Monetary Default") before Landlord shall consider Tenant in actual default, except that landlord shall only be required to give notice to Tenant under this paragraph a maximum of two (2) time per any 12 month period.

15.  Operating Cost Exclusions:
     --------------------------

In addition of the exclusions set forth in paragraph 5.3 of the Lease, Operating
                                                     ---
Costs of the Building shall exclude the following:

A) Cost of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Building, unless such decorating, redecorating or special cleaning are typical and customary in common areas of first-class office buildings in the market;

B) Wages, salaries, fees and fringe benefits paid to administrative of executive personnel or officers or partners of Landlord unless employed at competitive rates as independent contractors;

C)   Any charge for depreciation of the Building or equipment;

D) Any charge for Landlords income, excess profit, franchise, inheritance, gift, transfer, excise or profit taxes, or capital levies on Landlord's business and any late payment charges or penalties with regard thereto;

E) All costs relating to activities for the solicitation and execution of leases of space in the Building;

F) All costs for which Tenant or other tenants in the Building are being charged other than pursuant to paragraph 5.3 of the Lease;
                                              ---

G) The cost of any repairs made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

H) Any increases in insurance premiums to the extent that such increase is caused or attributable to the use of the Building by any tenant other than Tenant;

I)   The cost of any items for which Landlord is reimbursed by insurance;

J) The cost of any repairs, alterations, additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures to the extent they upgrade or improve the Building as opposed to replace existing items which have worn out;

K) The cost of repairing construction defects, replacement of the roof, resurfacing the parking structure and exterior glass replacement;

L) Any Operating Costs of the Building representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

M) The cost of tools and equipment used initially in the construction of the Building;

N) The cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;

O)     The cost of alterations of space in the Building leased to other tenants;

P) The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; and

Q) Capital improvements or expenditures incurred to reduce expenses shall be included in Operating Costs of the Building to the lesser of the annual amortized amount of said improvements or expenditures (over the useful life of the improvement or item) or the actual savings.

16.    Landlord's Representation and Warranty:
       --------------------------------------

Landlord represents and warrants, to the best actual knowledge of Landlord, without inquiry, that:

       (1) except as stated in the preliminary site assessment dated June 25, 1991 attached hereto, no Hazardous Substances are now or have ever been located, produced, treated, stored, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the Property by Landlord except for Hazardous Substances utilized in conjunction with office equipment and systems or cleaning supplies; and

       (2) neither the Property nor any part there of is in violation of any Environment Law.

17.    Landlord's Indemnification:
       --------------------------

Landlord shall indemnify, defend and hold Tenant harmless against any and all liability to any third person not a party to this Lease for any and all actions, claims, demands, judgements, penalties, liabilities, costs, damages and expenses, including court costs and attorney's fees incurred by Tenant, directly or indirectly, resulting from the existence of any Hazardous Substances in, upon, under, over or from the Property, unless such Hazardous Substances is deposited in, upon, under, over or from the Property by Tenant. Each of the representations and warranties of Landlord set forth within paragraph 16 above
                                                                      --
and all of Landlord's obligations under this paragraph shall expire on the last day of the second year after the expiration or earlier termination date of this Lease.

18.     Interruption of Services:
        ------------------------

Notwithstanding anything to the contrary set forth within the Lease, in the event any of the services set forth in paragraph 9 of the Lease are interrupted
                                                 --
and are not restored within seven (7) business days after Landlord's receipt of Tenant's written notice, Tenant may abate payments of Base Rent provided that
(1) the ability to restore the interrupted services is within the reasonable control of Landlord, and (2) Tenant's ability to use the Demised Premises is materially interrupted. Tenant's Base Rent abatement period shall last only for the period of time during which Tenant's use of the Demised Premises is materially interrupted.

19.     Tenant's Remedy for Landlord's Failure to Repair Maintain the Building:
        ----------------------------------------------------------------------

In the event Landlord fails to make any repairs, alterations or improvements within seven (7) business days after receipt of Tenant's written notice, Tenant may abate payments of Base Rent provided that (1) the ability to make the repair, alteration or improvement is within the reasonable control of Landlord, and (2) Tenant's ability to use the Demised Premises is materially interrupted. Tenant's Base Rent abatement period shall last only for the period of time during which Tenant's use of the Demised Premises is materially interrupted.

LANDLORD:                                TENANT:
CROSSTOWN BUILDING PARTNERS,             THE MONEY STORE INC.,
A CALIFORNIA LIMITED PARTNERSHIP         A NEW JERSEY CORPORATION

By: Delta Service Development, Inc.,
    its general partner

By: /s/ Gary R. Bricker                  By:  /s/ John Reeves
    --------------------------------         -------------------------------

Its: President                           Its: Senior Vice President
    --------------------------------         -------------------------------

Date: 5/18/95                            Date: 5 -
     -------------------------------          ------------------------------

                                  EXHIBIT "A"

That real property situated in the City of Sacramento, County of Sacramento, State of California, described as follows:

PARCEL NO. 1:

The North one-half of Lot 1 in the Block bounded by "N" and "O", 21st and 22nd Streets of the City of Sacramento, according to the official map or plan thereof; and

The West one-half of Lot 2 in the Block bounded by "N" and "O", 21st and 22nd Streets of the City of Sacramento, according to the official map or plan thereof.

PARCEL NO. 2:

The East one-half of Lot 3 in the Block bounded by "N" and "O", 21st and 22nd Streets of the City of Sacramento, according to the official map or plan thereof.

                                   EXHIBIT C

Exhibit C is intentionally omitted, as Tenant is leasing the premises "as is". Where the context allows, any references in the Lease to improvements to be constructed pursuant to "Exhibit C" of the Lease shall be deemed to be the improvements to be constructed by Tenant at Tenant's sole expense. Note that any and all improvements must be first be approved by Landlord, in writing.

                              AMENDMENT TO LEASE

THIS IS THE FIRST AMENDMENT ("Amendment") to that certain lease, dated as of March 15, 1995 (the "Lease"), by and between Crosstown Building Partners, a California limited partnership ("Landlord"), and The Money Store, Inc., a New Jersey corporation ("Tenant"). Subject to the terms and conditions set forth in this Amendment, the parties wish to amend the Lease as follows:

     1.   Additional Leased Space.  As of the Effective Date set forth below,
          -----------------------
and subject to the terms and conditions set forth herein, the Premises as defined in Paragraph 2(l) of the Lease shall be amended to include that portion of the Building known as Suite 370, being the office space approximately 969 square feet in area, located in the Northeast corner of the Building on the 3rd floor (the "Additional Space"). The premises, including the Additional Space, will contain approximately 7,277 square feet of leasable space. The Additional Space is leased "as is", and any improvements shall pre-approved by Landlord and made at Tenant's sole cost and expense.

     2.   Effective Date.  This Amendment, and the Lease as it applies to the
          --------------
Additional Space, shall become effective (the "Effective Date") as of: 1) the earlier of the date of Tenant's occupancy of the Additional Space, or 2) October 1, 1995.

     3.   Revised Rent Schedule.  As of the Effective Date, the Fixed Minimum
          ---------------------
Rent, as adjusted through the remainder of the initial term shall be as follows:

           Months                              Base Monthly Rent
           ------                              -----------------

Effective Date* - March 31, 1996                   $8,732.40
April 1, 1996 - March 31, 1997                     $9,096.25
April 1, 1996 - March 31, 1998                     $9,459.64

*Note: If the Effective Date does not fall on the first of the month, that month's rent shall be prorated based on a 30 day month times the actual number of days applicable.

     4.   Tenant's Proportionate Share.  As of the Effective Date, Tenant's
          ----------------------------
Proportionate Share, as defined in Paragraph 2 (r) of the Lease, shall be increased to 29.70% for all purposes under the Lease.

     5.   Parking.  As of the Effective Date, and subject to the terms,
          -------
conditions and restrictions contained in the Lease and any rules or regulations promulgated by Landlord from time to time, Tenant shall be allowed the use of two (2) additional parking stalls in the parking lots owned by Landlord. Said parking stalls shall be assigned by Landlord, and Tenant shall not park in any other parking stalls than those assigned to Tenant. Nothing contained in this Addendum or in the Lease shall prevent Landlord from charging Tenant for the parking stalls designated for Tenant's use, as provided in the Lease.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of September 15, 1995.

LANDLORD:  Crosstown Building Partners, a California limited partnership
           By Delta-Sierra Development, a California corporation, its general partner


           /s/ GARY R. BRICKER
           -----------------------------------
           Gary R. Bricker, President

TENANT:  The Money Store, Inc., a New Jersey corporation


           By:  /s/ John A. Reeves               Title:  E.V.P.
              --------------------------------         ------------

                              CROSSTOWN BUILDING

                             RULES AND REGULATIONS

     1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Landlord first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

     All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not, without prior written consent of Landlord, cause or otherwise sunscreen any window.

     2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress or egress from their respective Premises.

     3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

     4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

     5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

     6. No freight or equipment of any kind being so large or heavy as to potentially risk the structural integrity, including without limitation the floor load capacity, of the Building shall be brought into the Building without prior notice to and approval of Landlord, and all moving of the same into or out of the Building shall be done at such time and in such manner as

Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any safe or other property shall be repaired at the expense of Tenant.

     7. Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substances in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord and other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or Building.

     8. No cooking shall be done or permitted by any Tenant on the Premises, except in areas designated and designed for such use and approved by Landlord, such as a lunch or break room, nor shall the Premises be used for storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

     9. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than: 1) that supplied by Landlord, or 2) any fluids or materials necessary for Tenant's ordinary course of business, including photographic (dark room) or photocomposition chemicals or other materials.

     10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to approval of Landlord.

     11. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators and stairways in the Building, or to the Premises, may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and the protection of property in the Building.

     12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

     13. No vending machines, regardless of product, will be installed, maintained, operated upon the Premises without the written consent of Landlord.

     14. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building of which the Premises are a part.

     15. Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

     16. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     17. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, as well as facilities furnished for the common use of the tenants in such manner as it deems best for the benefit of the tenants generally.

     18. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.